AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2001

     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-76485


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------



                               ALLTEL CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               Delaware 34-0868285
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

                  One Allied Drive, Little Rock, Arkansas 72202
                                 (501) 905-8000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ----------------------------------


                                Francis X. Frantz
                   Executive Vice President - External Affairs

                                One Allied Drive
                           Little Rock, Arkansas 72202
                                 (501) 905-8000

            (Name address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                          DEREGISTRATION OF SECURITIES

         A Registration Statement on Form S-3 (Registration No. 333-76485), was originally filed with the Securities and Exchange Commission on April 16, 1999 by the Registrant. The Registration Statement was filed pursuant to an Agreement of Merger, dated August 10, 1998, between the Registrant and Standard Group, Inc. The Registration Statement related to, and registered on behalf of the selling shareholders, 5,449,997 shares of common stock, $1 par value of the Registrant to be sold from time to time by the selling shareholders. 8,149 Shares remain unsold, and accordingly, the Registrant hereby deregisters the unsold shares by means of this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 28th day of February 2001.

                                        ALLTEL CORPORATION
                                        (Registrant)

                                           *JOE T. FORD
                                   By:  ----------------------
                                       (Joe T. Ford, Chairman and
                                       Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on February 28, 2001 by the following persons in the capacities indicated.

                          SIGNATURE                        TITLE
                          ---------                        -----

                  *JOE T. FORD
                  ________________________________   Chairman, Chief Executive
                  Joe. T. Ford                       Officer and Director

                  *SCOTT T. FORD
                  ________________________________   President, Chief Operating
                  Scott T. Ford                      Officer and Director

                  *JEFFERY R. GARDNER
                  ________________________________   Senior Vice President -
                  Jeffery R. Gardner                 Chief Financial Officer

                  *DAVID GATEWOOD
                  ________________________________   Controller
                  David Gatewood

                  *JOHN R. BELK
                  ________________________________   Director
                  John R. Belk

                  *DENNIS E. FOSTER
                  ________________________________   Director
                  Dennis E. Foster

                  *LAWRENCE L. GELLERSTEDT, III
                  ________________________________   Director
                  Lawrence L. GellerStedt, III

                  *CHARLES H. GOODMAN
                  ________________________________   Director
                  Charles H. Goodman

                  *W.W. JOHNSON
                  ________________________________   Director
                  W.W. Johnson

                  *EMON A. MAHONEY, JR.
                  ________________________________   Director
                  Emon A. Mahoney, Jr.

                  *JOHN P. MCCONNELL
                  ________________________________   Director
                  John P. McConnell

                  *JOSIE C. NATORI
                  ________________________________   Director
                  Josie C. Natori

                  *FRANK E. REED
                  ________________________________   Director
                  Frank E. Reed

                  *RONALD TOWNSEND
                  ________________________________   Director
                  Ronald Townsend

                  *By:   /s/ Francis X. Frantz
                      _______________________________________
                      Francis X. Frantz, Attorney-in-Fact

                               Index of Exhibits


        Number             Exhibit
        ------             -------

         24.1              Power of Attorney (filed herewith)